Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets (1)
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(Dollars in thousands)
Non-accrual loans	$17,454	$10,178	$7,124	$7,798	$8,849
Loans 90 days or more past due and still accruing interest	-	-	-	-	-
Total non-accrual loans	17,454	10,178	7,124	7,798	8,849
Less: Government guaranteed loans	676	646	475	436	617
Total non-performing loans	16,778	9,532	6,649	7,362	8,232
Other real estate and repossessed assets	1,494	1,865	1,789	1,990	1,338
Total non-performing assets	$18,272	$11,397	$8,438	$9,352	$9,570

As a percent of Portfolio Loans
Non-performing loans	0.62%	0.35%	0.24%	0.27%	0.31%
Allowance for loan losses	1.20	0.96	0.96	0.96	0.96
Non-performing assets to total assets	0.50	0.32	0.24	0.27	0.28
Allowance for loan losses as a percent of non-performing loans	193.68	274.32	393.26	351.85	306.78

(1)	Excludes loans classified as “trouble debt restructured” that are not past due.

Troubled debt restructurings (“TDR”)

	March 31, 2020
	Commercial	Retail (1)		Total
	(In thousands)
Performing TDR’s	$8,924	$39,253		$48,177
Non-performing TDR’s (2)	264	2,095	(3)	2,359
Total	$9,188	$41,348		$50,536

	December 31, 2019
	Commercial	Retail (1)		Total
	(In thousands)
Performing TDR’s	$7,974	$39,601		$47,575
Non-performing TDR’s (2)	540	2,607	(3)	3,147
Total	$8,514	$42,208		$50,722

(1)	Retail loans include mortgage and installment loan segments.
(2)	Included in non-performing assets table above.
(3)	Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

Allowance for loan losses
	Three months ended March 31,
	2020		2019
	Loans	Unfunded Commitments	Loans	Unfunded Commitments
	(Dollars in thousands)
Balance at beginning of period	$26,148	$1,542	$24,888	$1,296
Additions (deductions)
Provision for loan losses	6,721	-	664	-
Recoveries credited to allowance	399	-	568	-
Loans charged against the allowance	(773)	-	(866)	-
Additions included in non-interest expense	-	119	-	160
Balance at end of period	$32,495	$1,661	$25,254	$1,456

Net loans charged against the allowance to average Portfolio Loans	0.06%		0.05%

Capitalization
	March 31, 2020	December 31, 2019
	(In thousands)
Subordinated debentures	$39,473	$39,456
Amount not qualifying as regulatory capital	(1,224)	(1,224)
Amount qualifying as regulatory capital	38,249	38,232
Shareholders’ equity
Common stock	338,528	352,344
Retained earnings	1,944	1,611
Accumulated other comprehensive loss	(4,854)	(3,786)
Total shareholders’ equity	335,618	350,169
Total capitalization	$373,867	$388,401

Non-Interest Income
	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(In thousands)
Service charges on deposit accounts	$2,591	$2,885	$2,640
Interchange income	2,457	2,553	2,355
Net gains on assets
Mortgage loans	8,840	6,388	3,611
Securities	253	3	304
Mortgage loan servicing, net	(5,300)	1,348	(1,215)
Investment and insurance commissions	513	461	297
Bank owned life insurance	270	298	242
Other	1,380	1,661	1,725
Total non-interest income	$11,004	$15,597	$9,959

Capitalized Mortgage Loan Servicing Rights
	Three months ended March 31,
	2020	2019
	(In thousands)
Balance at beginning of period	$19,171	$21,400
Servicing rights acquired	-	-
Originated servicing rights capitalized	2,632	1,200
Change in fair value	(6,974)	(2,691)
Balance at end of period	$14,829	$19,909

Mortgage Loan Activity

	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(Dollars in thousands)
Mortgage loans originated	$311,078	$302,520	$137,758
Mortgage loans sold	262,260	248,691	154,525
Net gains on mortgage loans	8,840	6,388	3,611
Net gains as a percent of mortgage loans sold (“Loan Sales Margin”)	3.37%	2.57%	2.34%
Fair value adjustments included in the Loan Sales Margin	0.78	(0.38)	0.58

Non-Interest Expense
	Three months ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(In thousands)
Compensation	$10,703	$10,726	$10,481
Performance-based compensation	2,121	4,336	2,220
Payroll taxes and employee benefits	3,685	3,484	3,650
Compensation and employee benefits	16,509	18,546	16,351
Occupancy, net	2,460	2,216	2,505
Data processing	2,355	2,308	2,144
Furniture, fixtures and equipment	1,036	1,055	1,029
Interchange expense	859	883	688
Loan and collection	805	709	634
Communications	803	728	769
Advertising	683	515	672
Legal and professional fees	393	533	369
FDIC deposit insurance	370	(38)	368
Amortization of intangible assets	255	272	272
Supplies	184	164	158
Costs (recoveries) related to unfunded lending commitments	119	(95)	160
Net (gains) losses on other real estate and repossessed assets	109	(63)	119
Credit card and bank service fees	99	111	103
Provision for loss reimbursement on sold loans	37	50	111
Other	1,643	1,409	1,538
Total non-interest expense	$28,719	$29,303	$27,990

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2020			2019
	Average Balance	Interest	Rate (2)	Average Balance	Interest	Rate (2)
	(Dollars in thousands)
Assets
Taxable loans	$2,758,909	$31,688	4.61%	$2,613,182	$32,600	5.03%
Tax-exempt loans (1)	7,861	97	4.96	8,689	103	4.81
Taxable securities	468,095	3,059	2.61	389,845	3,006	3.08
Tax-exempt securities (1)	59,300	490	3.31	56,889	469	3.30
Interest bearing cash	38,424	128	1.34	65,213	311	1.93
Other investments	18,359	238	5.21	18,359	264	5.83
Interest Earning Assets	3,350,948	35,700	4.28	3,152,177	36,753	4.70
Cash and due from banks	49,610			34,240
Other assets, net	165,271			170,586
Total Assets	$3,565,829			$3,357,003

Liabilities
Savings and interest- bearing checking	$1,615,589	1,930	0.48	$1,361,057	1,486	0.44
Time deposits	594,871	2,770	1.87	688,434	4,195	2.47
Other borrowings	99,535	688	2.78	66,058	712	4.37
Interest Bearing Liabilities	2,309,995	5,388	0.94	2,115,549	6,393	1.23
Non-interest bearing deposits	855,838			859,605
Other liabilities	51,033			40,257
Shareholders’ equity	348,963			341,592
Total liabilities and
shareholders’ equity	$3,565,829			$3,357,003

Net Interest Income		$30,312			$30,360

Net Interest Income as a Percent of Average Interest Earning Assets			3.63%			3.88%

(1)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

(2)	Annualized

Commercial Loan Portfolio Analysis as of March 31, 2020

	Total Commercial Loans
		Watch Credits			Percent of Loan
Loan Category	All Loans	Performing	Non-accrual	Total	Category in Watch Credit
	(Dollars in thousands)
Land	$11,293	$175	$735	$910	8.1%
Land Development	12,710	-	-	-	0.0
Construction	100,875	-	-	-	0.0
Income Producing	406,292	15,139	-	15,139	3.7
Owner Occupied	333,047	24,327	7,829	32,156	9.7
Total Commercial Real Estate Loans	$864,217	$39,641	8,564	$48,205	5.6

Other Commercial Loans	$317,382	$22,838	530	$23,368	7.4
Total non-performing commercial loans			$9,094

Commercial Loan Portfolio Analysis as of December 31, 2019

	Total Commercial Loans
		Watch Credits			Percent of Loan
Loan Category	All Loans	Performing	Non-accrual	Total	Category in Watch Credit
	(Dollars in thousands)
Land	$11,235	$275	$735	$1,010	9.0%
Land Development	12,899	-	-	-	0.0
Construction	97,463	-	-	-	0.0
Income Producing	409,897	15,347	-	15,347	3.7
Owner Occupied	323,694	35,485	295	35,780	11.1
Total Commercial Real Estate Loans	$855,188	$51,107	1,030	$52,137	6.1

Other Commercial Loans	$311,507	$20,580	347	$20,927	6.7
Total non-performing commercial loans			$1,377